UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2008

Universal Services Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-13039	62-1133652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1355, Englewood Cliffs, New Jersey	11580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-794-9111

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
The Registrant has engaged Mahoney Cohen & Company, CPA, P.C. as its new independent registered public accountant confirmed as of January 5, 2008.

During the Registrant’s two most recent fiscal years and through the date of this report, the Registrant has not consulted with Mahoney Cohen & Company, CPA, P.C. regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report nor oral advice was provided to the Registrant that Mahoney Cohen & Company, CPA, P.C. concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(2) of Regulation S-B and the related instructions to Item 304 of regulation S-B, or a reportable event, as that term is defined in Item 304(a)(2) of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Services Group, Inc.
Date: January 9, 2008	By:	/s/ Colin Halpern
Colin Halpern
Chief Executive Officer